Exhibit 24.1

ASSURANT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of Assurant, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint Alan B. Colberg, Richard S. Dziadzio, Bart R. Schwartz and John A. Sondej, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, to be filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended, or any amendments thereto, and all other documents in connection therewith to be filed with the U.S. Securities and Exchange Commission (the “SEC”), and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

The undersigned hereby grants to said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact as agents or any of them, or the substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: January 12, 2017

Name	Title

/s/ Alan B. Colberg	President, Chief Executive Officer and Director (Principal Executive Officer)
Alan Colberg

/s/ Richard S. Dziadzio	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Richard S. Dziadzio

/s/ John A. Sondej	Senior Vice President and Controller (Principal Accounting Officer)
John A. Sondej

/s/ Elaine D. Rosen	Non-Executive Board Chair and Director
Elaine D. Rosen

/s/ Howard L. Carver	Director
Howard L. Carver

/s/ Juan N. Cento	Director
Juan N. Cento

/s/ Elyse Douglas	Director
Elyse Douglas

/s/ Lawrence V. Jackson	Director
Lawrence V. Jackson

/s/ Charles J. Koch	Director
Charles J. Koch

/s/ Jean-Paul L. Montupet	Director
Jean-Paul L. Montupet

/s/ Paul J. Reilly	Director
Paul J. Reilly

/s/ Robert W. Stein	Director
Robert W. Stein